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                                                                   EXHIBIT 21.1
                      SUBSIDIARIES OF U.S. INDUSTRIES, INC.


758687 Ontario Limited
Ames True Temper Properties, Inc.
Ames True Temper, Inc.
AMV S.A.
Architectural Area Lighting Inc.
Arrow Consolidated Corporation
Artesanias Baja S.A. de C.V.
Asteria Company
Barbados Children's Wear Co. Ltd.
Bathcraft, Inc.
Baylis Brothers Inc.
BB Investments
Bowers Metrology Ltd.
Bowers Metrology UK Ltd.
Bruckner Manufacturing Corp.
Carlsbad Corp.
Columbia Lighting - LCA, Inc.
Columbia Lighting Mfg. Co.
Columbia Lighting Properties, Inc.
Columbia Lighting, Inc.
Columbia Materials, LLC
Compax Corp.
Convetry Gauge Limited
CV Instruments Ltd.
Dual-Lite Inc.
Dual-Lite Manufacturing Inc.
Eclipse Magnetics Limited
Elektrokovina Svetilke d.o.o.
Elektrokovina Technica d.o.o.
Elgin Handles, Limited
Eljer Industries, Inc.
Eljer Industries, LTD
Eljer Plumbingware, Inc.
Environmental Energy Company
EZ Holdings, Inc.
Gary Concrete Products, Inc.
Gatsby Spas, Inc.
Gelre Byoux B.V.
Hartwell Brothers Limited
HL Capital Corp.
Hypertechnic Engineering Sdn. Bhd.
Industrias Eljer de Mexico S.A. de C.V.
IXL Manufacturing, Inc.

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Jacuzzi (Chile) S.A.
Jacuzzi (Europe) S.p.A.
Jacuzzi (Ireland) Ltd.
Jacuzzi Asia Pacific Pty Ltd
Jacuzzi do Brazil Industria e Commercio Ltda.
Jacuzzi Inc.
Jacuzzi Investments Ltd.
Jacuzzi Leisure Products Inc.
Jacuzzi Singapore Pte Ltd
Jacuzzi Spain S.R.L.
Jacuzzi UK Group plc
Jacuzzi UK Predecessor Limited
Jacuzzi Universal S.A.
Jacuzzi Whirlpool Bath, Inc.
Jacuzzi Whirlpool GmbH
James Neill (New Zealand) Limited
James Neill Canada Inc.
James Neill Holdings Limited
James Neill Sub Group Dormants
James Neill U.S.A. Inc.
JNU International (Australia) Pty Ltd
JUSI Holdings, Inc.
Kim Lighting Inc.
KLI, Inc.
Knoblich-Licht Ges. mbH
LCA(NS) Inc.
LCA Group Inc.
Lighting Corporation of America
Lighting Corporation of the Americas S.A. de C.V.
Lokelani Development Corporation
Luxor Industries Inc.
Lynx Golf (Canada) Ltd.
Lynx Golf (Scotland) Ltd.
Magnacut Ltd.
Maili Kai Land Development Corporation
Markbalance plc
Mobilite, Inc.
Neill Tools Limited
Nepco of Australia, Inc.
Nepco of Canada, Inc.
Nepco of Ford Heights Inc.
Nepco of Fulton, Inc.
Nepco of Pakistan, Inc.
Nissen Universal Holdings Inc.
O. Ames Argentina, S.A.
Offertower plc
Outdoor Products, LLC
PH Property Development Company

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Prescolite Lite Controls, Inc.
Prescolite, Inc.
Progress Lighting Inc.
Progress Lighting Properties, Inc.
Progressive Lighting Inc.
Redmont, Inc.
Sanitary Dash Manufacturing, Inc.
SAWS International Inc.
Selkirk Canada U.S.A., Inc.
Selkirk Canada, Inc.
Selkirk Europe U.S.A., Inc.
Selkirk, Inc.
SII Holdings Corp.
Siteco Beleuchtungstechnik GmbH
Siteco Holdings GmbH
Societe Neill France S.A.
Societe Rectilor S.A.
Spaulding Lighting, Inc.
Spear & Jackson Garden Products Limited
Spear & Jackson Holdings Limited
Spear & Jackson plc
Spear & Jackson Sub. Group Dormants
Spear & Jackson, Inc.
Spear and Jackson International Limited
St. Vincent Children's Wear Company Limited
Strategic Capital Management, Inc.
Streamwood Corporation
Sundance Spas, Inc.
SuperVent Products Inc.
TA Liquidation Corp.
TASG Limited
Trimfoot Co.
True Temper Ireland
TT Liquidation Corp.
Tubular Textile Machinery, Limited
U.S. Industries, Inc.
UGE Liquidation Inc.
United States Brass Corporation
USI American Holdings, Inc.
USI Atlantic Corp.
USI Canada Inc.
USI Capital, Inc.
USI C-Capital LP
USI Export Inc.
USI Funding, Inc.
USI G-Kapital GbR
USI Global Corp.
USI Mayfair Limited

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USI N-Capital CV
USI Overseas Holdings Limited
USI Plumbing plc
USI Properties, Inc.
USI Realty Corp.
Val Industria e Commercio Ltda
Zurco, Inc.
Zurn (Cayman Islands), Inc.
Zurn Asia Holdings Limited
Zurn Constructors, Inc.
Zurn Devco of the Philippines, Inc.
Zurn Devco, Inc.
Zurn EPC Services, Inc.
Zurn Export, Inc.
Zurn Golf Holding Corporation
Zurn Industries (Thailand) Company Limited
Zurn Industries Asia Holdings Limited
Zurn Industries Limited
Zurn Industries, Inc.
Zurnacq of California, Inc.